Exhibit 16.1


March 11, 2005



Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Biomoda, Inc.'s statements included under Item 4.01 of its Form 8-K for February 25, 2005 and we agree with such statements concerning our firm.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP